Exhibit 99.3

FIDELITY MANAGEMENT TRUST COMPANY

IMPORTANT NOTICE TO DUKE ENERGY’S RSP PARTICIPANTS

“RSP” refers individually and collectively to the Duke Energy Retirement Savings Plan, Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (Midwest), and Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (IBEW 1393).

Dear RSP Participant:

Enclosed is Duke Energy Corporation’s joint proxy statement/prospectus relating to Duke Energy’s Special Meeting of Shareholders to be held on [—], 2011. The joint proxy statement/prospectus contains information regarding

•

a proposal to approve the amendment of the amended and restated certificate of incorporation of Duke Energy to provide for a 1-for-3 reverse stock split with respect to the issued and outstanding Duke Energy common stock in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of January 8, 2011, by and among Duke Energy Corporation, Diamond Acquisition Corporation, a wholly-owned subsidiary of Duke Energy Corporation, and Progress Energy, Inc., a copy of which is included as Annex A to the joint proxy statement/prospectus, as such agreement may be amended from time to time and which we refer to as the merger agreement, subject to the Duke Energy board of directors’ authority to not complete such amendment if the merger agreement is terminated or the merger is otherwise abandoned;

•

a proposal to approve the issuance of Duke Energy common stock, par value $0.001 per share, to Progress Energy, Inc. shareholders in connection with the merger contemplated by the merger agreement; and

•	a proposal to adjourn the special meeting of the shareholders of Duke Energy, if necessary, to solicit additional proxies if there are not sufficient votes to approve either of the proposals above.

These matters and other important information are fully described in the joint proxy statement/prospectus which you should read carefully.

Background

Fidelity Management Trust Company is the trustee (which we refer to as the “Trustee”) of the trust (which we refer to as the “Trust”) that holds the Duke Energy Common Stock Fund in which individual accounts of participants, former participants and beneficiaries (which we refer to collectively as the “participants”) of the RSP are invested. The RSP and Trust require the Trustee to vote at Duke Energy’s special meeting your RSP account’s proportionate interest in Duke Energy common stock held by the Duke Energy Common Stock Fund as of [—], 2011 in accordance with directions received from you (subject to certain limited exceptions described below). The RSP and Trust also provide that the Trustee shall vote shares for which it does not receive timely directions from participants in the same proportion as it votes those shares for which it does receive timely directions from participants in the RSP (subject to certain limited exceptions described below).

Instructions to the Trustee

Only the Trustee can vote the shares of Duke Energy common stock held by the Duke Energy Common Stock Fund under the Trust. However, under the terms of the RSP and Trust, you, as a participant in the RSP, are entitled to direct the Trustee as to how to vote at Duke Energy’s special meeting your RSP account’s proportionate interest in Duke Energy common stock held by the Duke Energy Common Stock Fund as of [—], 2011.

Enclosed with this letter and joint proxy statement/prospectus is a confidential trustee direction form which is provided for the purpose of directing the Trustee how to vote at Duke Energy’s special meeting your RSP account’s proportionate interest in Duke Energy common stock held by the Duke Energy Common Stock Fund as of [—], 2011. Alternatively, you also may provide directions by telephone or by Internet, as explained below. If you would like a current update of your investment in the Duke Energy Common Stock Fund (and the approximate number of Duke Energy common shares that is attributable to your investment in the Duke Energy Common Stock Fund), please call Fidelity’s Duke Energy Customer Service Line at 1-800-376-4015.

The Trustee will vote at Duke Energy’s special meeting all shares of Duke Energy common stock held by the Duke Energy Common Stock Fund as of [—], 2011 in accordance with directions timely received by the Trustee from RSP participants unless the Trustee determines that following such directions would be contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Deadline

Because of the time required to tabulate directions from RSP participants before Duke Energy’s Special Meeting, the Trustee must establish a cut-off date for receiving your directions. The cut-off date established by the Trustee is 11:59 P.M. EDT Friday, [—], 2011. Directions received after the cut-off date will not be tabulated. Therefore, it is important that you act promptly and provide your timely directions to the Trustee as soon as possible.

DIRECTIONS TO THE TRUSTEE THAT ARE NOT TIMELY RECEIVED BY THE TRUSTEE WILL NOT BE TABULATED. IF THE TRUSTEE DOES NOT RECEIVE TIMELY DIRECTIONS FROM YOU AS TO HOW TO VOTE YOUR RSP ACCOUNT’S PROPORTIONATE INTEREST IN DUKE ENERGY COMMON STOCK HELD IN THE DUKE ENERGY COMMON STOCK FUND AS OF [—], 2011, THE TRUSTEE WILL VOTE SUCH SHARES AT DUKE ENERGY’S SPECIAL MEETING IN PROPORTION TO TIMELY DIRECTIONS IT RECEIVES FROM OTHER PARTICIPANTS UNDER THE RSP. UNLESS THE TRUSTEE DETERMINES THAT TO DO SO WOULD BE CONTRARY TO THE REQUIREMENTS OF ERISA.

Voting by Telephone or the Internet

You may provide directions to the Trustee by using a touch-tone telephone (1-800-690-6903) or the Internet (http://www.proxyvote.com/001234567801), either of which would eliminate the need to mail a trustee direction form. If, however, you do return a trustee direction form and also provide directions by telephone or the Internet, the Trustee will follow your latest directions. For this purpose, the date on your trustee direction form will be the date for those directions. If it is not possible to determine which directions are the latest, the Trustee will follow your telephone or Internet directions.

To direct the Trustee by telephone or Internet, have your trustee direction form available. Enter your control number (from the trustee direction form) when asked to do so and simply follow the prompts.

Confidentiality

How, or if, you direct the Trustee will be held in strictest confidence and will not be revealed, directly or indirectly, to any director, officer or employee of Duke Energy or to anyone else, except as otherwise required by law. The Trustee has established procedures to assure that your directions will be STRICTLY CONFIDENTIAL. Your directions are directed to the Trustee for tabulation, not to Duke Energy. After all directions have been tabulated, the Trustee will vote the shares held in the Duke Energy Common Stock Fund without revealing the directions of any RSP participants. Any directions received by the Trustee will be kept by the Trustee as part of its records and will not be turned over to Duke Energy. You should, therefore, feel completely free to direct the Trustee as to how you think best to vote at Duke Energy’s Special Meeting your

RSP account’s proportionate interest in Duke Energy common stock held in the Duke Energy Common Stock Fund as of [—], 2011.

If you are a direct shareholder of Duke Energy, you will receive, under separate cover from Duke Energy, a Notice concerning the Special Meeting. The Notice will include a personal control number which can only be used to vote your directly-owned shares of Duke Energy common stock. That control number CANNOT be used to direct the Trustee as to how to vote your RSP account’s proportionate interest in Duke Energy common stock held in the Duke Energy Common Stock Fund as of [—], 2011. Voting of shares held in the RSP will be by the Trustee (as described above).

Questions

If you have any questions with respect to your rights under the RSP, please contact Fidelity’s Duke Energy Customer Service Line at 1-800-376-4015, Monday through Friday, between the hours of 8:30 a.m. and 8:30 p.m. Eastern time.

FIDELITY MANAGEMENT TRUST COMPANY

Trustee

[—], 2011